UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Convergys Corporation

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ERRATA Notice for Proxy Statement dated March 12, 2004 of Convergys Corporation

To: Shareholders of record on March 1, 2004

The information below replaces in its entirety the section entitled “III. Aggregate Option Exercises” on page 20 of the Convergys Corporation Proxy Statement which contained incorrect data in the column “Number of Securities Underlying Unexercised Options at FY-End.”

III. Aggregate Option Exercises

The following table shows aggregate option exercises by the named executive officers in the last fiscal year and fiscal year-end values:

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable (E)/ Unexercisable (U)		Value of Unexercised In-the-Money Options at FY-End($)(a) Exercisable (E)/ Unexercisable (U)
James F. Orr	0	$0	(E) (U)	1,784,186 555,500	(E) (U)	1,715,826 1,340,900
David F. Dougherty	0	$0	(E) (U)	492,686 181,250	(E) (U)	406,970 437,250
Steven G. Rolls	0	$0	(E) (U)	286,230 169,000	(E) (U)	200,748 425,590
Ronald E. Schultz	0	$0	(E) (U)	216,494 147,500	(E) (U)	99,693 349,800
William H. Hawkins II	0	$0	(E) (U)	58,594 113,750	(E) (U)	20,981 308,990

(a)	Values stated for the options are based on the fair market value (average of the high and low trading prices on the New York Stock Exchange) of $17.38 per Common Share on December 31, 2003.